Exhibit 10.15

November 8, 2018

To: Hunan Yong Xiong Asset Management Group Co., Ltd. (the “VIE Entity”)

To Whom It May Concern:

To ensure the cash flow requirements of the VIE Entity’s operations are met and / or to set off any loss accrued during such operations, the undersigned, YX Asset Recovery Limited (the “Company”), is obligated and hereby undertakes to provide unlimited financial support to the VIE Entity, to the extent permissible under the applicable PRC laws and regulations, whether or not any such operational loss is actually incurred.  The form of financial support shall include, but is not limited to, extension of cash, entrusted loans and borrowings.  The Company will not request repayment of the loans or borrowings if the VIE Entity or its shareholders do not have sufficient funds or are unable to repay.

The undersigned agrees and acknowledges such undertaking shall be irrevocable and continuously valid from the date hereof until the earlier of (1) the date on which all of the equity interests of the VIE Entity have been acquired directly or indirectly by the Company or its designated representative (individual or legal person); or (2) the date of unilateral termination by the Company, at its sole and absolution discretion, by giving thirty (30) days prior written notice to the VIE Entity of its intention to terminate this letter.

Please confirm receipt of this letter by returning a signed copy of this letter to the undersigned.

YX Asset Recovery Limited

/s/ Man Tan
Name: Man Tan

Title: Authorized Signatory